QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Landec Corporation for the registration of 1,744,102 shares of its common stock and to the incorporation by reference therein of our report dated July 20, 2004, with respect to the consolidated financial statements and schedules of Landec Corporation included in its Annual Report (Form 10-K) for the year ended May 30, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

San Jose, California
August 2, 2004

QuickLinks

  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM